UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: April 28, 2011

THE MCGRAW-HILL COMPANIES, INC.

(Exact Name of Registrant as Specified in its Charter)

New York	1-1023	13-1026995
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 Avenue of the Americas, New York, New York 10020

(Address of Principal Executive Offices) (Zip Code)

(212) 512-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Annual Meeting of Shareholders of The McGraw-Hill Companies, Inc. (the “Company”) held on April 27, 2011, shareholders approved amendments to the Company’s Restated Certificate of Incorporation (the “Certificate”) recommended by the Board of Directors (the “Board”). The amendments provide that a special meeting of the shareholders of the Company may be called at the request of shareholders who own at least 25% of the voting power of the issued and outstanding stock entitled to vote for the election of directors. The amendments also provide that, for purposes of calculating the 25% threshold, shareholders are not considered to own shares that they do not have the right to vote at the special meeting or for which they have hedged or transferred any of the economic consequences of ownership, as determined in good faith by the Board. The Certificate of Amendment of the Certificate of Incorporation of The McGraw-Hill Companies, Inc. (the “Certificate of Amendment”) implementing the Certificate amendments was filed with the New York Secretary of State and became effective on April 28, 2011. The foregoing summary of the amendments is qualified in its entirety by reference to the Certificate of Amendment attached hereto as Exhibit (3.1). Prior to the adoption of the Certificate of Amendment, special meetings of the shareholders could only be called pursuant to a resolution approved by a majority of the Board.

In connection with the Certificate amendments described above, on April 27, 2011, the Board adopted amendments to the Company’s By-Laws related to the ability of shareholders to call special meetings. The amendments to the By-Laws, which became effective upon the filing of the Certificate of Amendment:

•	describe how the special meeting request must be delivered to the Company (Article I, Section 4);

•

specify information and representations that must be included in the special meeting request, including (1) the identity of the shareholders requesting the special meeting, (2) the beneficial owners, if any, on whose behalf such request is made, (3) evidence of ownership of the requisite number of shares, (4) the purpose or purposes of the special meeting, and (5) the matters to be considered at the special meeting (Article I, Section 4);

•	describe how a special meeting request may be revoked (Article I, Section 4);

•	provide how to determine the date of, and the business to be conducted at, a special meeting requested by shareholders (Article I, Section 4);

•

provide that a special meeting requested by shareholders will not be held if: (1) the Board has called or calls for an annual meeting of shareholders to be held within 90 days after the request and the Board determines in good faith that the business of the annual meeting includes (among any other matters properly brought before the annual meeting) the business specified in the special meeting request, (2) an annual or special meeting was held within 90 days before the delivery of the special meeting request and the Board determines in good faith that the business of the prior meeting included (among any other matters properly brought before the prior meeting) the business specified in the special meeting request, or (3) the Board determines in good faith that all of the stated business to be brought before the requested special meeting is not a proper subject for shareholder action under applicable law (Article I, Section 4);

•	extend from 50 to 60 days the maximum amount of time before a special meeting that notice must be mailed to shareholders (Article I, Section 5); and

•	prohibit shareholders other than the shareholder(s) requesting the special meeting from proposing business or nominating directors at a shareholder-requested special meeting (Article I-A, Section 4).

The foregoing summary of the By-Law amendments is qualified in its entirety by reference to Exhibit (3.2) attached hereto.

Item 9.01	Financial Statements and Exhibits.

(3.1)	Certificate of Amendment, dated April 28, 2011, to Restated Certificate of Incorporation

(3.2)	By-Laws, as amended through April 28, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MCGRAW-HILL COMPANIES, INC.

By:	/s/ Kenneth M. Vittor
Kenneth M. Vittor Executive Vice President and General Counsel

Dated: April 29, 2011

INDEX TO EXHIBITS

Exhibit Number

(3.1)	Certificate of Amendment, dated April 28, 2011, to Restated Certificate of Incorporation

(3.2)	By-Laws, as amended through April 28, 2011